[STARBASE LOGO OMITTED]

                                                                   PRESS RELEASE

COMPANY CONTACT:
Martha Ray                         Ann Jones
MANAGER                            DIRECTOR
EXTERNAL COMMUNICATIONS            INVESTOR RELATIONS
714.445.4531                       714.445.4440
mray@starbase.com                  ajones@starbase.com


               STARBASE CORPORATION SIGNS DEFINITIVE AGREEMENT TO
                           ACQUIRE WORLDWEB.NET, INC.

              The Acquisition Heralds The Industry's First Solution
            For Both the Creation and Management of Code and Content

SANTA ANA, CA - FEBRUARY 12, 2001 - Starbase Corporation (Nasdaq: SBAS), the leading provider of collaboration products for both the creation and management of code and content for eBusiness applications, today announced it has signed a definitive agreement to acquire worldweb.net, Inc. worldweb.net, Inc., a privately held software solutions provider, headquartered in Alexandria,
Virginia, develops and markets Expressroom I/O, an XML-powered content management solution. The acquisition positions Starbase to assume a defining and leadership role in the new, multi-billion dollar next generation market of software products for the creation and management of code and content.

The transaction, valued at $26.0 million, consists of approximately $560,000 cash and 8.3 million shares of Starbase common stock valued at $25.4 million, based on the closing price of Starbase common stock as of February 9, 2001. The transaction, which is expected to close within one week, brings together leading code and content management technologies making Web site design, development and deployment more efficient, affordable and accessible.

"This acquisition represents a bold and dramatic initiative by Starbase," stated William R. Stow III, president and CEO of Starbase. "We believe Starbase will be the only software company in the marketplace that offers the essential, collaborative eBusiness application processes of code creation, code management, content creation and content management."

"We believe there is a significant segment of the content management market, projected to be $10B by 2004, that is severely underserved by vendors today," stated Andrew Warzecha, vice president of Electronic Business Strategies for MetaGroup. "Companies like Starbase that are addressing the market need for collaborative code and content management solutions, that can be adopted by the mass enterprise or corporate class segment of the industry, will find an increasing demand from these organizations."

"The opportunities that exist for Starbase in the content management market are enormous," continued Mr. Stow. "With this acquisition, we will seize upon a unique opportunity to meet the pressing needs of Global 2000 customers by offering a collaborative XML-powered solution for the creation and management of code and content. The Starbase business model allows us to offer next generation technology at a price point that until now has been unavailable to a large segment of the marketplace. By 2003, 95% of the Global 2000


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market is estimated to deploy an XML-powered content management solution. As the only content management solution that fully exploits the advantages of XML, Starbase is well positioned to capture a significant share of this multi-billion dollar market. It is our clear objective to be the leading provider to these organizations of best of breed products for the creation and management of code and content."

Expressroom I/O is a Java-based, XML-powered content management solution that provides the control, flexibility and power needed to produce, manage, administer and deploy sophisticated content rich eBusiness applications to enterprise Web sites or wireless devices from a single content source. Expressroom I/O reduces application time to market and provides customers with the information they need on the device of their choice. In addition to the planned integration of StarTeam and Expressroom I/O, Starbase will also separately market the Expressroom I/O content management solution to Global 2000 organizations.

"Many current generation content management solutions lack key functionality in extendable workflow approval, system openness, strong integration, content transformation, internationalization and multi-server distribution," continued Warzecha. "Next generation content management leaders will need to address these requirements. New requirements that will further segment competition and determine the leaders include mobile device support, long-term archiving, rollback capabilities, integrated source code management, records management, portal extensions, security and auto-tagging support."

The best-of-breed combination of the Starbase family of products and worldweb.net's Expressroom I/O content management solution will enable delivery today of next generation solutions that surpass the broad functionality and technological requirements identified as essential by industry experts.

"While partnering is a short-term solution in moving towards next generation content management, ultimately decreasing the number of vendors involved in a purchase is highly preferred by users," continued Warzecha. The acquisition of worldweb.net by Starbase, as well as the recently announced merger of Macromedia and Allaire, are examples of the market consolidation we fully expect to see in these areas."

"Starbase is a visionary IT vendor. They recognized quite early the importance of managing code in conjunction with content," stated Tim Davenport, CEO of worldweb.net. "The similarities between our technologies, the ease of use, the ability for both technical and non-technical users to benefit from the features and functionality of both solutions, the openness of both systems and the shared Internet-based environment made the decision to join forces a win-win decision for Starbase and worldweb.net. The acquisition and the integrated solution that will be provided will benefit our combined customers and the industry as a whole."

"worldweb.net brings to Starbase not only leading edge technology, but also an experienced and seasoned services organization," said James H. Smith, executive vice president for Starbase Customer Group. "With this acquisition, we will immediately expand our distribution channels and enhance our ability to provide comprehensive services to our customers for Web-based engineering, technical support and training. In addition, worldweb.net brings to Starbase additional solutions and technology partners including Oracle, IBM Global Services, Sun Microsystems, Commerce One, Information Consultants, Rare Medium, Integrated Information Systems and Sybase."

Starbase, headquartered in Santa Ana, California will maintain new offices in the Washington, D.C. metropolitan area, Boston, Chicago, New York and San Francisco as well as existing offices in Beaverton, and Ann Arbor.

ABOUT WORLDWEB.NET
worldweb.net, Inc. is an innovative leader in providing end-to-end content management software that enables organizations to efficiently construct, author, organize, and manage business assets contained on their Web sites. worldweb.net's premier software product, Expressroom I/O, is the only total, XML-powered, content management system available today. It provides organizations with the most flexible and open environment for easy creation, management, deployment, and delivery of dynamic content across multiple communication channels such as the Web and wireless devices. Headquartered in Alexandria, Virginia, worldweb.net has offices across the United States. For

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more information on worldweb.net  and its content  management  solutions,  visit
worldweb.net's Web site at www.worldweb.net or e-mail info@worldweb.net.

ABOUT STARBASE
Starbase is the leading provider of collaboration products for both the creation and management of integrated code and content for eBusiness applications. With over 1,800 StarTeam customers worldwide, our technology supports the continuous cycle of creating, linking and managing digital assets, which comprise complex eBusiness applications. Starbase products enable users with differing technical and functional backgrounds to collaborate on the production of Web sites and eBusiness initiatives from multiple locations. Companies and organizations, including leading corporations such as AIG, Aether Systems, BMC Software, ComputerJobs.com, Dell Computer, DiTech.com, eTour.com, Hollywood Entertainment, Lucent Technologies, Motorola, Oxygen Media, PepsiCo, Pioneer Group and Seagate Technology have selected StarTeam to manage their eBusiness development projects. Starbase is headquartered at 4 Hutton Centre Drive, Suite 900, Santa Ana, CA 92707. Tel: 714.445.4400. Fax: 714.445.4404. Visit Starbase's Web site at www.starbase.com.

Starbase and its product names are trademarks of Starbase Corporation. All other product and company names herein are trademarks of their respective owners.

FORWARD LOOKING STATEMENTS
When used in the preceding discussion, the words "believes, expects, or intend to" and similar conditional expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, (i) conditions in the general economy or the software industry, (ii) the timely development and market acceptance of products and technologies, (iii) competitive factors, (iv) demand for team productivity software products, (v) sell-through of products in the sales channel, and (vi) other risks described in Starbase Corporation's SEC reports and filings.